UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 4, 2008

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers

On December 31, 2007, the Compensation Committee (the “Committee”) of TerreStar Networks Inc., or TerreStar, a majority-owned subsidiary of TerreStar Corporation (formerly Motient Corporation), approved and entered into extension letters to the current employment agreements with each of Robert Brumley, Neil Hazard, Michael Reedy, Dennis Matheson, Doug Sobieski, and Jeffrey Epstein.  The extension letters extend the current employment agreements on their same terms and conditions for the period from January 1, 2008 to January 15, 2008 and allows the Committee and each of the above-named executive officers sufficient time to review and finalize new contemplated employment agreements with TerreStar.

A form of extension letter with each of the above-named executive officers is filed as Exhibit 10.1 to this Current Report and the terms of which are incorporated into this Item 5.02 by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Extension Letter by and between TerreStar Networks Inc. and certain executive officers dated December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Date:  January 4, 2008